Exhibit 99.1

News Release
Baker Hughes Incorporated
2929 Allen Parkway
Houston, Texas 77019
Phone: 713.439.8600
Fax: 713.439.8280
www.bakerhughes.com
Contact:
Gary R. Flaharty, +1.713.439.8039, gflaharty@bakerhughes.com
Baker Hughes Signs Agreement to Sell Certain Gulf of Mexico Assets to Superior Energy
HOUSTON, Texas — July 6, 2010. Baker Hughes Incorporated (NYSE:BHI) (“Baker Hughes”) announced today that its subsidiaries have signed an agreement to sell a package of assets including two stimulation vessels (the HR Hughes and Blue Ray) and certain other assets used to perform sand control and stimulation services in the US Gulf of Mexico to a subsidiary of Superior Energy Services, Inc. (NYSE: SPN) (“Superior Energy”) The agreement, which is subject to approval of the US Department of Justice (DOJ) and other customary conditions, is expected to be completed by the end of July 2010. Once the transaction is completed the Hold Separate Stipulation and Order will terminate and the company will be free to complete the integration of BJ Services US operations with Baker Hughes’ US operations.
Forward-Looking Statements
Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements and factors include, but are not limited to: statements about the timing of the completion of the transaction involving Baker Hughes and Superior Energy, the timing of the DOJ approval, as well as the ability of the parties to meet the specified closing conditions and close the transaction.
Additional factors that may affect future results are contained in Baker Hughes’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov. Except as required by law, Baker Hughes undertakes no obligation to publicly update or revise any forward-looking statement.
Baker Hughes provides reservoir consulting, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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